                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS AGREEMENT, made this 18th day of March 1998, by and between RMH Teleservices, Inc., a Pennsylvania corporation (hereinafter called "Company"), and Robert Berwanger, an individual residing at 4604 Merchant Square Place, Lansdale, Pennsylvania, 19446 (hereinafter called "Employee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          Company wishes to continue to employ Employee and Employee wishes to continue to be in the employ of Company on the terms and conditions contained in this Agreement.

          WHEREAS, due to Company's desire to promote Employee to Chief Operating Officer and to gain the protections and benefits contained in this Employment Agreement, Company and Employee agree to the covenants and restrictions contained herein;

          WHEREAS, due to Employee's desire to obtain a promotion to Chief Operating Officer and the protections and benefits contained in this Employment Agreement, Employee agrees to the covenants and restrictions contained herein;

          NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Employee agree as follows:

          1.   Definitions.  As used herein, the following terms shall have the
               -----------
     meanings set forth below unless the contexts otherwise requires.

               "Affiliate" shall mean a person who (i) with respect to any
                ---------
entity, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity; or (ii) with respect to Employee, is a parent, spouse or issue of Employee, including persons in an adopted or step relationship.

               "Annual Bonus" shall mean the bonus payments set forth in Section
                ------------
5(b), as such amount may be adjusted from time to time.

               "Base Compensation" shall mean the annual rate of compensation
                -----------------
set forth in Section 5(a), as such amount may be adjusted from time to time.

               "Board" shall mean the Board of Directors of Company.
                -----

               "Business" shall mean the business conducted by Company or any
                --------
Subsidiary or corporate parent thereof or entity sharing a common corporate parent with the

Company on the date of execution of this Agreement, including business activities in developmental stages, business activities which may be developed by the Company, or by any Subsidiary or corporate parent thereof or entity sharing a common corporate parent with the Company, during the period of Employee's employment by Company, and all other business activities which flow from a reasonable expansion of any of the foregoing during Employee's employment with the Company and about which Employee had or has constructive or actual knowledge.

               "Cause" shall include but not be limited to any one or more of
                -----
the following:

                    (a) Employee breaches or neglects the material duties that Employee is required to perform under the terms of this Agreement, including if Employee performs his duties in an incompetent manner.

                    (b) Employee is convicted of a felony or a crime of moral turpitude or has entered a plea of nolo contendere (or similar plea) to a charge of such an offense;

                    (c) Employee uses alcohol or any unlawful controlled substance while performing his duties under this Agreement and/or if such use materially interferes with the performance of Employee' duties under this Agreement;

                    (d) Employee commits any act of criminal fraud, material dishonesty or misappropriation relating to or involving the Company;

                    (e) Employee materially violates a rule(s), regulation(s), policy(ies) or plan(s) governing employee performance or express direction(s) of the Board; or

                    (f) Employee engages in the unauthorized disclosure of Confidential Information;

                    (g) Employee acts in a manner that is materially contrary to the best interest of the Company.

               "Change of Control" shall be deemed to have occurred upon the
                -----------------
earliest to occur of the following events:

                         (a) any "person" as such term is used in Sections 13(d)
and 14(d) of the Securities Exchange Act of 1934 ("the Exchange Act") (other than the Company, any subsidiary of the Company, any "person" (as defined herein) acting on behalf of the Company as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any "person" who, on the date the RMH Teleservices, Inc. 1996 Stock Incentive Plan (the "Plan") is effective, shall have been the "beneficial owner"

(as defined in Rule 13d-3 under the Exchange Act) of or have voting control over shares of capital stock of the Company possessing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities) is or becomes the "beneficial owner" (as hereinabove defined), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

                         (b) during any period of not more than two consecutive
years (not including any period prior to the date the Plan is effective), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a "person" who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                         (c) the shareholders of the Company approve a merger or
consolidation of the Company with any other corporation or other legal entity, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person"(other than a "person" who, on the date the Plan is effective, shall have been the "beneficial owner" of or have voting control over shares of capital stock of the Company possessing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities;

                         (d) the shareholders of the Company approve a plan of
complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect); or

                         (e) a "change of control" as hereinafter defined by the
Board of Directors for the express purposes of this Plan has occurred.

               "Commencement Date" shall have the meaning specified in Section 4
                -----------------
hereof.

               "Confidential Information" shall have the meaning specified in
                ------------------------
Section 12(c) hereof.

               "Disability" shall mean Employee's inability, for a period of
                ----------
thirteen (13) consecutive weeks, or a cumulative period of 120 business days (i.e., Mondays through Fridays, exclusive of days on which Company is generally closed for a holiday) out of a consecutive period of twelve (12) months, to perform the essential duties of Employee's position, due to a disability as that term is defined in the American With Disabilities Act.

               "Principal Stockholders" shall mean Raymond J. Hansell, MarySue
                ----------------------
Lucci Hansell and Advanta Partners LP.

               "Restricted Area" shall have the meaning specified in Section
                ---------------
12(a) hereof.
               "Restricted Period A" shall have the meaning specified in Section
                -------------------
12(a) hereof.

               "Restricted Period B" shall have the meaning specified in Section
                -------------------
12(b) hereof.

               "Subsidiary" shall mean any company in which Company owns
                ----------
directly or indirectly 50% or more of the Voting Stock or 50% or more of the equity; or any other venture in which it owns either 50% or more of the voting rights or 50% or more of the equity.

               "Term of Employment" shall mean the period specified in Section 4
                ------------------
hereof as the same may be terminated in accordance with this Agreement.

               "Voting Stock" shall mean capital stock of any class or classes
                ------------
having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a company.

          2.   Employment.  Company hereby employs Employee as Chief Operating
               ----------
Officer and Employee hereby accepts employment by Company for the period and upon the terms and conditions specified in this Agreement.

          3.   Office and Duties.
               -----------------

               (a) Employee shall be promoted to Chief Operating Officer of Company. In such capacity, Employee shall render such services as are necessary and desirable to protect and advance the best interests of Company, acting, in all instances, under the supervision of and in accordance with the policies set by the Board. As Chief Operating Officer, Employee shall be responsible for managing the day-to-day operations of the business and shall have the responsibility and authority, subject to policies set by and with the approval of the Board, to employ and terminate employees, sign agreements and otherwise to implement the policies and directives of the Board, all subject to the provisions of any operating budget or budgets as may be approved from time to time by the Board and subject to the By-Laws of the Company. Employee shall perform any other duties reasonably required by the Board and reasonably related to his responsibilities as Chief Operating Officer.

               (b) For as long as Employee shall remain an employee of Company, Employee's entire working time, energy, skill and best efforts shall be devoted to the performance of Employee's duties hereunder in a manner which will faithfully and diligently further the business and interests of Company. Employee may engage in charitable, civic, fraternal, trade and professional association activities that do not interfere with Employee's obligations to Company, but Employee shall not work for any other for-profit business without so disclosing such activity to the Board, in which event the Board may not unreasonably withhold its consent to such activity.

          4.   Term.  Employee shall be employed by Company for an initial Term
               ----
of Employment (the "Initial Term"), commencing April 1, 1998 (the "Commencement Date"), and ending on April 1, 2001, unless sooner terminated as hereinafter provided.

          5.   Compensation and Benefits.
               -------------------------

               (a) For all of the service rendered by Employee to Company, Employee shall receive Base Compensation at the gross annual rate of One Hundred and Eighty Thousand ($180,000) payable in installments in accordance with Company's regular payroll practices in effect from time to time. The Base Compensation shall be reviewed annually, on or around the anniversary date of the Commencement Date of this Agreement to ascertain, in the sole discretion of the President and the Chairman of the Board, the amount the Employee's Base Compensation should be increased. In no event shall the increase be less than the greater of five (5) percent of Employee's Base Compensation or the minimum of the percentage increase of the Wage Increase for the metropolitan statistical area of Philadelphia.

               (b) In addition to the foregoing compensation, Employee may be eligible to receive an annual bonus (the "Annual Bonus") in an amount, if any, as shall be determined by the Board of Directors in its sole discretion. The Annual Bonus, to the extent earned, shall be payable in a single lump-sum payment within ninety (90) days after the end of each calendar year. No Annual Bonus is guaranteed. To be eligible for an Annual Bonus, Employee must be actively employed by the Company on the last day of the calendar year for which the Annual Bonus is at issue.

               (c) Employee may be eligible for certain stock options pursuant to the terms, conditions and restrictions of the RMH Teleservices, Inc. 1996 Stock Incentive Plan and pursuant to the grant as reflected in Attachment "A" hereto.

               (d) If Employee's employment is terminated by the Company at any time within three months before, or six month after the occurrence of a Change in Control, Employee shall be entitled to the following severance, in lieu of any other Base Compensation, Annual Bonus, Additional Bonus or any other compensation and benefits provided herein:

                    (i) The Company shall pay as severance pay to Employee, no later than the tenth business day following the termination, a lump sum severance payment equal to 100% of Employee's Base Compensation for seventeen
(17) months.

                    (ii) For seventeen (17) months after such termination, Employee shall be entitled to all Fringe Benefits described in 6(a) herein, subject to the terms, conditions and restrictions of the specific plans, except for sick time. The Company shall use its best efforts to arrange to provide Employee with group health benefits substantially similar to those which Employee was receiving immediately prior to the termination. Fringe Benefits otherwise receivable by the Employee pursuant to this paragraph (ii) will be reduced to the extent comparable benefits are actually received by Employee during such period.

                    (iii) Employee shall not be required to mitigate the amount of any payment provided for in this Section 5(d) by seeking employment or otherwise.

                    (iv) In the event that any payment or benefit received or to be received by Employee in connection with a Change in Control or the termination of Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company) (collectively the "Total Payments"), would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), by the Company, an Affiliate or other person making such payment or providing such benefit, the payments or benefits shall be so reduced until no portion of the Total Payments is not deductible. Employee shall be entitled to elect which payments or benefits shall be so reduced. For purposes of this limitation, (1) no portion of the Total Payments the receipt or enjoyment of which Employee shall have effectively waived in writing prior to the date of payment shall be taken into account, (2) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Employee does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and (3) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280(d)(3) and
(4) of the Code.

               (e) Employee agrees and acknowledges that his employment and the other protections and benefits of this Agreement are full, adequate and sufficient consideration for the restrictions and obligations set forth in Sections 11 and 12 of this Agreement.

          6.   Fringe Benefits. As an inducement to Employee to commence
               ---------------
employment hereunder, and in consideration of Employee's covenants under this Agreement, Employee shall be entitled to the benefits set forth below (the "Fringe Benefits") during the Term of Employment:

               (a) Employee shall be eligible to participate in any health, life, accident or disability insurance, sick leave or other benefit plans or programs made available to other similarly situated employees of Company as long as the plans and programs are kept in force by Company and provided that Employee meets the eligibility requirements and other terms, conditions and restrictions of the respective plans and programs.

               (b) Employee shall be entitled to four (4) weeks paid vacation during each year, subject to Company's generally applicable policies relating to vacations, and excluding standard Company holidays. Employee shall give the President (or his or her designee) written notice at least seven (7) days prior to the commencement of any vacation in excess of five (5) business days.

               (c) Company will reimburse Employee for all reasonable and necessary expenses incurred by Employee in connection with the performance of Employee's duties hereunder upon receipt of documentation therefor in accordance with Company's regular reimbursement procedures and practices in effect from time to time.

               (d) Company will pay the premiums ("the Company Paid Amount") on a life insurance policy to be owned by the Company in the face amount of $1,000,000.00, insuring the life of Employee, subject to the restrictions and limitations contained in the insurance agreement or agreements, and provided that the Employee passes each insurance company's required medical examination and is insurable at standard rates. Employee shall at all times have the option to pay any premiums to acquire additional coverage beyond the Company Paid Amount.

          7.   Disability.  If Employee suffers a Disability as that term is
               ----------
defined herein, the Company may terminate Employee's employment relationship with Company at any time thereafter by giving Employee ten (10) days written notice of termination. Thereafter, Company shall have no obligation to Employee for Base Compensation, Annual Bonus, Fringe Benefits or any other form of compensation or benefit to Employee, except as otherwise required by law or by benefit plans provided at Company expense, other than (a) amounts of Base Compensation accrued through the date of termination, (b) vested Stock Options and (c) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment. Any compensation Employee receives from any Company paid for insurance, benefit plan or policy under which the Employee was covered at the time of his inability, due to his disability, including but not limited to workers' compensation payments and payments from a Company disability plan will be deducted from the Company's Base Compensation payment to Employee.

          8.   Death.  If Employee dies during the Term of Employment, the Term
               -----
of Employment and Employee's employment with Company shall terminate as of the date of Employee's death. Company shall have no obligation to Employee or Employee's estate for Base Compensation, Annual Bonus, Fringe Benefits or any other form of compensation or benefit, except as otherwise required by law or by benefit plans provided at Company expense, other than (a) amounts of Base Compensation that have accrued through the date of Employee's death, (b) vested Stock Options and (c) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

          9.   Termination for Cause. Company may terminate Employee's
               ---------------------
employment relationship with Company at any time for Cause. Upon termination of Employee under this Section 9, Company shall have no obligation to Employee for Base Compensation, Annual Bonus, Fringe Benefits, or any other form of compensation or benefits other than (a) amounts of Base Compensation accrued through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

          10.  Termination without Cause.
               -------------------------

               (a) Company may terminate Employee's employment relationship with Company at any time without Cause upon thirty (30) days written notice. Notwithstanding termination of Employee under this Section 10, Company shall continue to pay Employee's Base Compensation, as such Base Compensation would have accrued through a seventeen (17) month period following such termination so long as Employee executes and does not revoke a Separation Agreement and General Release Agreement acceptable to Company which will be substantially in the form attached hereto as Exhibit "B".

               (b) Employee may terminate his employment with Company for any or no reason, upon thirty (30) days written notice. If such notice is provided by Employee, Employer, in its sole discretion, may waive the notice period or any portion thereof, without pay (Base Compensation, Annual Bonus, etc.) or Fringe Benefits to Employee for the remaining notice period. The Company shall then consider the Employee's employment terminated on the date on which Employee first gave written notice to the Company. Upon termination by Employee of his employment under the provisions of this Subsection 10(b), the Company shall have no obligation to Employee for Base Compensation, Annual Bonus, Fringe Benefits or any other form of compensation or benefits other than (a) amounts of Base Compensation accrued through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for his termination of his employment.

               (c) Termination of Employee's employment pursuant to Sections 7 through 10 shall release the Company of all its liabilities and obligations under this Agreement, except as expressly provided in Sections 7 through 10. Termination of Employee's employment pursuant to this Section shall not, however, release Employee from Employee's obligations and restrictions as stated in Sections 11 and 12 of this Agreement.

               (d) Employee shall not be entitled to any payment or benefit under any Company severance plan other than as reflected herein under Section 10, practice or policy, if any, in effect at or after the time of Employee's termination since this Agreement supersedes all such plans, practices and policies.

          11.  Company Property.  All advertising, sales, manufacturers' and
               ----------------
other materials or articles or information, including without limitation data processing reports, computer programs, software, customer information and records, business records, price lists or information, samples, or any other materials or data of any kind physically furnished to Employee by Company or developed by Employee on behalf of Company or at Company's direction or for Company's use or otherwise in connection with Employee's employment hereunder, are and shall remain the sole property of Company, including in each case all copies thereof in any medium, including computer tapes and other forms of information storage. If Company requests the return of such materials at any time during or at or after the termination of Employee's employment, Employee shall deliver all copies of the same to Company immediately.

          12.  Noncompetition, Trade Secrets, Etc.  Employee hereby acknowledges
               -----------------------------------
that, during and solely as a result of his employment by Company, Employee will have access to Confidential Information as that term is defined herein. In consideration of such special and unique opportunities afforded by Company to Employee as a result of Employee's employment and the other benefits referred to within this Agreement, the Employee hereby agrees as follows:

               (a) From the date hereof until six (6) months following the termination of Employee's employment with Company, for any or no reason, whether initiated by Employee or Company, ("Restricted Period A"), Employee shall not, for his own benefit or the benefit of any third party, directly or indirectly engage in (as a principal, shareholder, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within the United States or Canada (the "Restricted Area"), which provides telemarketing services materially the same as the services Company provides to third parties, or any other business activities which are materially the same as and which are in direct competition with the Business, or with any business activities carried on by Company or being planned by Company, at the time of the termination of Employee's employment, or any other business activities which are materially the same as the Business for any of the Company's past, present or prospective clients, customers or accounts; provided however, nothing contained in this Section 12 shall prevent Employee from holding for investment less than five percent (5%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system.

               (b) From the date hereof until twenty-four (24) months following the termination of Employee's employment with the Company, for any or no reason, whether initiated by Employee or Company, ("Restricted Period B"), Employee shall not, for his own benefit or the benefit of any third party, directly or indirectly, induce or attempt to influence any employee, customer, independent contractor or supplier of Company to terminate employment or any other relationship with Company. During "Restricted Period B", while Employee is still employed by the Company, Employee shall not, directly or indirectly, disclose or otherwise communicate to any of the clients, customers or accounts of Company, its Affiliates or any Subsidiary thereof that he has been terminated, is considering terminating or has decided to terminate employment with Company.

               (c) Employee shall not use for Employee's personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Company, any "Confidential Information" which term shall mean any information regarding the business methods, business policies, policies, procedures, techniques, research or development projects or results, historical or projected financial information, budgets, trade secrets, or other knowledge or processes of or developed by Company or any names and addresses of customers or clients or any data on or relating to past, present or prospective Company customers or clients or any other confidential information relating to or dealing with the business operations or activities of Company, made known to Employee or learned or acquired by Employee while in the employ of Company. Confidential Information shall not include (1) information unrelated to the Company which was lawfully received by Employee free of restriction from another source having the right to so furnish such Confidential Information; or (2) information after it has become generally available to the public without breach of this Agreement by the Employee; or (3) information which at the time of disclosure to the Employee was known to the Employee to be free of restriction as evidenced by documentation from the Company which the Employee possesses, or (4) information which Company agrees in writing is free of such restrictions. All memoranda, notes, lists, records, files, documents and other papers and other like items (and all copies, extracts and summaries thereof) made or compiled by Employee or made available to Employee concerning the business of Company shall be Company's property and shall be delivered to Company promptly upon the termination of Employee's employment with Company or at any other time on request. The foregoing provisions of this Subsection 12(c) shall apply during and for a period of five
(5) years after Employee is an employee of Company and shall be in addition to (and not a limitation of) any legally applicable protections of Company's interest in confidential information, trade secrets and the like. At the termination of Employee's employment with Company, Employee shall return to Company all copies of Confidential Information in any medium, including computer tapes and other forms of data storage.

               (d) Any and all writings, inventions, improvements, processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time when Employee is an employee of Company, whether or not during working hours and whether or not at the request or upon the suggestion of Company, which relate to or are useful in connection with the Business or with any business now or hereafter carried on or contemplated by Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Company. Employee shall make full disclosure to Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in Company. Employee shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist Company so that Company can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

               (e) Employee acknowledges that the restrictions contained in the foregoing Subsections (a), (b), (c) and (d), in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company, that their enforcement will not impose a hardship on Employee or significantly impair Employee's ability to earn a livelihood, and that any violation thereof would result in irreparable injuries to Company. Employee and Company acknowledge that, in the event either party believes the other party has violated any of the terms of this Agreement, the other party shall be entitled to seek from any court of competent jurisdiction, without attempting arbitration, preliminary and permanent injunctive relief.

               (f) If the Restricted Periods ("A" or "B") or the Restricted Area specified in Subsections (a) and (b) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such amount or the area shall be reduced by the elimination of such portion or both such reductions shall be made so that such restrictions may be enforced for such time and in such area as is adjudged to be reasonable. If Employee violates any of the restrictions contained in the foregoing Subsections (a) or (b), the relevant Restricted Period shall be extended by a period equal to the length of time from the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of Company. Employee hereby expressly consents to the jurisdiction of any court within the Eastern District of Pennsylvania for the purpose of seeking a preliminary or permanent injunction as described above in Section 12(e), and agrees to accept service of process by mail relating to any such proceeding. Company may supply a copy of Section 12 of this Agreement to any future or prospective employer of Employee or to any person to whom Employee has supplied information if Company determines in good faith that there is a reasonable likelihood that Employee has violated or will violate such Section.

          13.  Prior Agreements.  Employee represents to Company that there are
               ----------------
no restrictions, agreements or understandings, oral or written, to which Employee is a party or by which Employee is bound that prevent or make unlawful Employee's execution or performance of this Agreement.

          14.  Miscellaneous.
               -------------

               (a)  Indulgences, Etc. Neither the failure nor any delay on the
                    ----------------
part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

               (b)  Controlling Law. This Agreement and all questions relating
                    ---------------
to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

               (c)  Notices. All notices, requests, demands and other
                    -------
communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, on the day specified for delivery when deposited with a recognized national or regional courier service for delivery to the intended addressee or two (2) days following the day when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                    (i)  If to Employee:

                         Mr. Robert Berwanger
                         4604 Merchant Square Place
                         Lansdale, PA  19446

                         with a copy, given in the manner prescribed above, to:

                         Richard Thayer
                         _________________________
                         _________________________

                    (ii) If to Company:

                         RMH Teleservices, Inc.
                         40 Morris Avenue
                         Bryn Mawr, PA 19010
                         Attention:  MarySue Lucci

                         with a copy, given in the manner prescribed above, to:

                         Jay Dubow, Esquire
                         Wolf, Block, Schorr and Solis-Cohen LLP
                         Twelfth Floor Packard Building
                         111 South 15th Street
                         Philadelphia, PA 19102-2678

                    In addition, notice by mail shall be by air mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

               (d)  Binding Nature of Agreement. This Agreement shall be binding
                    ---------------------------
upon Company and shall inure to the benefit of Company, its present and future Subsidiaries, Affiliates, successors and assigns including any transferee of the business operation, as a going concern, in which Employee is employed and shall be binding upon Employee, Employee's heirs and personal representatives. None of the rights or obligations of Employee hereunder may be assigned or delegated, except that in the event of Employee's death or Disability, any rights of Employee hereunder shall be transferred to Employee's estate or personal representative, as the case may be. Company may assign its rights and obligations under this Agreement in whole or in part to any one or more Affiliates or successors, but no such assignment shall relieve Company of its obligations to Employee if any such assignee fails to perform such obligations.

               (e)  Execution in Counterparts. This Agreement may be executed in
                    -------------------------
any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

               (f)  Provisions Separable.  The provisions of this Agreement are
                    --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

               (g)  Entire Agreement.  This Agreement contains the entire
                    ----------------
understanding among the parties hereto with respect to the employment of Employee by Company, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing. Notwithstanding the foregoing, nothing herein shall limit the application of any generally applicable Company policy, practice, plan or the terms of any manual or handbook applicable to Company's employees generally, except to the extent the foregoing directly conflict with this Agreement, in which case the terms of this Agreement shall prevail.

               (h)  Section Headings. The Section headings in this Agreement are
                    ----------------
for convenience only; they form no part of this Agreement and shall not affect its interpretation.

               (i)  Number of Days. Except as otherwise provided herein, for
                    --------------
example, in the context of vacation days, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

               (j)  Gender, Etc. Words used herein, regardless of the number and
                    -----------
gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

               (k)  Dispute Resolution.  In the event of any disagreement of any
                    ------------------
nature whatsoever between the parties to this Employment Agreement in any way relating to this Employment Agreement, except for the ability of the parties to seek a preliminary or permanent injunction as described above in Sections 12(e) and (f), which need not be discussed between the parties or arbitrated, the parties shall meet to attempt to resolve such disagreement. In the event of their failure to do so within fifteen (15) days or such longer period of time as shall be mutually agreed upon by the parties, either party may serve notice in writing upon the other party requesting arbitration, which notice shall specify in reasonable detail the nature of the dispute. Any arbitration under this Section shall be held in Philadelphia, Pennsylvania or such other place as shall be mutually agreed to by the parties, and conducted in accordance with the procedures set forth hereafter and, to the extent not inconsistent with this Section, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association in effect on the date of this Agreement. Company shall have the right and remedy to ask the arbitrator to require Employee to account for any pay over to Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee as the result of any transactions constituting a breach of Section 12, and Employee shall account for and pay over such amounts to Company upon the arbitrator's determination thereof.

                    (1) Any arbitration under this Section shall be before an arbitrator who shall be experienced in the area of employment law. The arbitrator shall be selected by the parties from lists provided by the American Arbitration Association. The parties agree to exchange all relevant documents prior to any hearing, and further agree that any dispute over such exchange may be submitted to the arbitrator for decision, which decision shall be binding on the parties. The parties further agree to exchange hearing exhibits and designations of witnesses to be called at the hearing at least ten (10) calendar days before any hearing as a party may not offer at the hearing as part of its direct case any witness, evidence or document not so disclosed, unless such witness(es), evidence or document(s) became available and/or known to the party who wishes to introduce such witness(es), evidence and/or document(s) within the ten (10) calendar days prior to the arbitration, and such witness(es), evidence or document(s) is immediately provided to the arbitrator and the other party.

                    (2) Within 60 days of the production of all documents, evidence and witness list as outlined in the preceding section, the arbitrator shall conduct the arbitration hearing. Each party will have one day to present its case, unless, upon request the arbitrator determines that more or less time is appropriate. Within 30 days of the arbitration hearing, the arbitrator shall render a decision in writing to each party.

                    (3) Any arbitration award must (i) be rendered in accordance with applicable law as described in this Employment Agreement and
(ii) be set forth in a written decision which sets forth the reasons (including, without limitation, the conclusions of fact and/or law) upon which such award is rendered. Judgment upon an arbitration award may be rendered in any court of competent jurisdiction or application may be made to any such state or federal court of competent jurisdiction for judicial acceptance of an order to enforcement of an arbitration award, as the case may be. Any arbitration award shall be final and binding on the parties. Once an issue has been arbitrated pursuant hereto, the decision of the arbitrator shall be res judicata with respect to such issue.

                    (4) The arbitrator shall have the power to issue subpoenas compelling testimony and/or the production of documents from any person whether or not a party hereto, which subpoenas shall be enforceable in all courts of competent jurisdiction in the Eastern District of Pennsylvania. In addition, the arbitrator and attorney-of-record shall have the power to request through the above-mentioned courts of competent jurisdiction the taking of depositions from any person, not a party or a director, officer, employee or agent of a party, who cannot be subpoenaed or is unable to attend the arbitration, whose testimony the arbitrator deems both important and relevant to the resolution of the issues presented for arbitration.

                    (5) The cost of the arbitration and all attorney fees shall be borne by the parties in such proportion as the arbitrator shall direct, with such arbitrator to give due consideration to the fault of the parties.

                    (6) Notwithstanding the foregoing, the parties need not arbitrate any request for preliminary or permanent injunctive relief, may be brought by either party in any state or federal court in the Eastern District of Pennsylvania. Such litigation will toll the Restricted Periods beginning on the alleged date of Employee's violation until the date the dispute is resolved.

               (l)  Jurisdiction of Courts. Any legal suit, action, claim,
                    ----------------------
proceeding or investigation arising out of or relating to Sections 11 or 12 of this Agreement may be instituted in any state or federal court in the Eastern District of Pennsylvania, and each of the parties hereto waives any objection which party may now or hereafter have to such venue of any such suit, action, claim, proceeding or investigation, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such suit, action, claim, proceeding or investigation shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. If for any reason such service of process by mail is ineffective, then (i) Company shall be deemed to have appointed Jay Dubow, Esquire, Wolf, Block, Schorr and Solis-Cohen LLP, Twelfth Floor Packard Building, 111 South 15th Street, Philadelphia, Pennsylvania 19102 as the authorized agent of Company to accept and acknowledge, on behalf of Company service of any and all process which may be served in any such suit, action, claim, proceeding or investigation; and (ii) Employee shall be deemed to have appointed Richard E. Thayer, Esquire, as Employee's authorized agent to accept and acknowledge, on Employee's behalf, service of any and all process which may be served in any such suit, action, claim, proceeding or investigation. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Pennsylvania.

               (m)  Survival. All provisions of this agreement which by their
                    --------
terms survive the termination of Employee's employment with Company, including without limitation the covenants of Employee set forth in Sections 11 and 12 and the obligations of Company to make any post-termination payments under this Agreement, shall survive termination of Employee's employment by Company and shall remain in full force and effect thereafter in accordance with their terms.

          IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement in Philadelphia, Pennsylvania as of the date first above written.

                              RMH TELESERVICES, INC.


                              By:    /s/ MarySue Lucci Hansell
                                 ---------------------------------
                                 Name:   MarySue Lucci Hansell
                                 Title:  President

                                     /s/ Robert Berwanger
                                 ---------------------------------
                                 Robert Berwanger

                                ATTACHMENT "A"
                                --------------

                                  STOCK GRANT
                                  -----------

                                ATTACHMENT "B"
                                --------------

                           SAMPLE RELEASE AGREEMENT
                           ------------------------



          1. In consideration for your General Release and the covenants and agreements expressed herein and in the Employment Agreement, the Company, intending to be legally bound, agrees to pay you seventeen (17) months of severance, less taxes and other deductions required by law, as stated in Section 10a of the attached Employment Agreement. This payment will be made to you within ____ days after the expiration of the Revocation Period set forth below.

          2. In consideration of the receipt of the Company's payment set forth in Section 10(a) of the attached Employment Agreement, you, intending to be legally bound, agree to release and forever discharge the Company and its related or affiliated companies and Subsidiaries, and each of their past, present and future officers, directors, attorneys, employees, owners and agents, and their respective successors and assigns (collectively, the "Releasees"), jointly and severally, from any and all actions, complaints, charges, causes of action, lawsuits or claims of any kind (collectively, "Claims"), known or unknown, which you, your heirs, agents, successors or assigns ever had, now have or hereafter may have against the Releasees arising heretofore out of any matter, occurrence or event existing or occurring prior to the execution hereof, including, without limitation: any claims relating to or arising out of your employment with and/or termination of employment by, the Company and/or any of its related and/or affiliated companies or Subsidiaries; any claims for unpaid or withheld wages, severance, benefits, bonuses, commissions and/or other compensation of any kind; any claims for attorneys' fees, costs or expenses; ANY CLAIMS OF DISCRIMINATION AND/OR HARASSMENT BASED ON AGE, SEX, RACE, RELIGION, COLOR, CREED, DISABILITY, HANDICAP, CITIZENSHIP, NATIONAL ORIGIN, ANCESTRY, SEXUAL PREFERENCE OR ORIENTATION, OR ANY OTHER FACTOR PROHIBITED BY FEDERAL, STATE OR LOCAL LAW (SUCH AS THE AGE DISCRIMINATION IN EMPLOYMENT ACT, 29 U.S.C.
(S)621 ET. SEQ., TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE
       --- ----
AMERICANS WITH DISABILITIES ACT, THE PENNSYLVANIA HUMAN RELATIONS ACT, THE CITY OF PHILADELPHIA'S FAIR PRACTICE ORDINANCE) any claims for retaliation and/or any whistleblower claims; and/or any other statutory or common law claims, now existing or hereinafter recognized, including, but not limited to, breach of contract, libel, slander, fraud, wrongful discharge, promissory estoppel, equitable estoppel and misrepresentation.

          3. The General Release does not apply to any claims to enforce this Release Agreement or to any claims arising out of any matter, occurrence or event occurring after the execution of this Release Agreement.

          4.   You acknowledge and agree that the Company's payment under
Section 1 above is not required by any policy or plan and constitutes adequate consideration to support this

Release Agreement, as well as your covenants and agreements within the Employment Agreement.

          5.   You agree and represent that:

               (a)  You have read carefully the terms of this Release Agreement;

               (b) You have had an opportunity to and have been encouraged to review this Release Agreement with an attorney;

               (c) You understand the meaning and effect of the terms of this Release Agreement;

               (d) You were given as much time as you needed to determine whether you wished to enter into this Release Agreement;

               (e) The entry into and execution of this Release Agreement is your own free and voluntary act without compulsion of any kind;

               (f) No promise or inducement not expressed herein has been made to you; and

               (g) You have adequate information to make a knowing and voluntary waiver.

          6. After delivering a signed copy of this Release Agreement to the Company, attention of the undersigned, you may revoke such acceptance by delivering a letter of revocation to the Company, attention of the undersigned, within seven (7) days thereafter (the "Revocation Period"). This Release Agreement shall become effective on the day following the expiration of the Revocation Period if you have not exercised the revocation right as indicated in the preceding sentence. If you exercise the revocation right, neither you nor the Company shall have any obligation hereunder.

                              *        *        *

          If you agree with the terms set forth above, please sign this Agreement indicating that you understand, agree with and intend to be bound by such terms.

          We wish you the best in the future.

                                        Sincerely,



                                        By: _________________________________
                                            RMH Teleservices, Inc.

                                        Dated: ______________________________



UNDERSTOOD AND AGREED,
INTENDING TO BE LEGALLY BOUND:


______________________________
Robert Berwanger

______________________________
Date

______________________________
Witness